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                                                                     EXHIBIT 4.7

                            CERTIFICATE OF TRUST OF
                            SEMCO CAPITAL TRUST III



         THIS Certificate of Trust of SEMCO Capital Trust III (the "Trust") is being duly executed and filed on behalf of the Trust by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C ss 3801 et seq.) (the "Act").

         1. Name. The name of the business trust formed by this Certificate of Trust is SEMCO Capital Trust III.

         2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are Bank One Delaware, Inc., 3 Christina Centre, 201 North Walnut Street, Wilmington, Delaware 19801.

         3. Effective Date. This Certificate of Trust shall be effective upon filing.

         IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

                               BANK ONE DELAWARE, INC., not in its individual capacity but solely as Trustee of the Trust


                               By:  /s/ J. Michael Banas
                                   ------------------------------------------
                                   Name: J. Michael Banas
                                   Title: Vice President


                                   /s/ Sebastian Coppola
                               -----------------------------------------------
                               Sebastian Coppola, as Administrative Trustee

                                   /s/ Edric R. Mason
                               -----------------------------------------------
                               Edric R. Mason, Jr., as Administrative Trustee